UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 4, 2025

Sky Harbour Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Tower Road, Suite 205 Westchester County Airport White Plains, NY	10604
(Address of principal executive offices)	(Zip Code)

(212) 554-5990
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKYH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SKYH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Draw Down Note Purchase and Continuing Covenant Agreement

On September 4, 2025, Sky Harbour Capital II LLC (“SH Capital II”), a wholly-owned subsidiary of Sky Harbour Group Corporation (the “Company”), entered into a Draw Down Note Purchase And Continuing Covenant Agreement (the “Credit Agreement”), among SH Capital II, the other borrowers party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent, sole bookrunner and sole lead arranger (“JPMorgan” or “Administrative Agent”). The Credit Agreement provides for, among other things, a term loan facility in an aggregate principal amount of up to $200 million (the “Term Loan Facility”) at any one time outstanding. The Term Loan Facility provides for borrowings under the Credit Agreement (the “Loans”) to be made by the Lenders from time to time as requested by SH Capital II. The Lenders will make funds available to the Borrowers (as defined below) through the purchase of notes issued by the Issuer (as defined below) pursuant to the Loan and Security Agreement (as defined below) so that the Issuer may fund the Loans to Borrowers. The Loans will mature on September 4, 2030, subject to any extensions by the Lenders. The Term Loan Facility may be increased, subject to credit approval, up to an aggregate principal amount of $300 million. No Loans are outstanding as of the date hereof.

The Credit Agreement provides for Loans to be made from time to time by special purpose subsidiaries of SH Capital II (SH Capital II together with the special purpose subsidiaries, the “Borrowers”) for the construction and operation of hangar project facilities at various airports (the “Hangar Projects”), subject to customary phased eligibility criteria. Loans will be secured by the real estate underlying the Hangar Projects, pledges of equity interests in the Borrowers and certain revenues of the Borrowers. Sky Harbour LLC, the Company’s operating company, and Sky Harbour Holdings II LLC, the holding company of SH Capital II, and Sky Harbour Holdings III LLC (“SKYH III”) will guarantee the Borrower’s obligations under the Loans pursuant to a Parent Guarantee and a Holdco Guaranty respectively, In addition, pursuant to a Non-Recourse Carveout Guaranty, the Company will be required to guarantee the Borrower’s obligations under the Loans in certain limited circumstances such as misconduct by the Borrowers or the primary guarantors. In addition, SKYH III has entered into a Pledge and Security Agreement with the Administrative Agent pursuant to which it will pledge its interest in an account ( the “Facility Cash Flow Account”) into which will be deposited amounts received by Sky Harbour LLC from excess revenues released from the Master Trust Indenture (Security Agreement), dated as of August 1, 2021, among Sky Harbour Capital LLC, and subsidiary entities thereof (“Obligated Group I”), and The Bank of New York Mellon, as master trustee, as amended from time to time and as joined from time to time by additional members as permitted therein (the “Master Indenture”). No excess revenues are permitted to be released from the Master Indenture until, among other things, substantial completion of the projects financed by the bonds issued by the Issuer in 2021 for the benefit of Obligated Group I (the “2021 Projects”).

Certain events may disqualify a Hangar Project from further Loans and trigger prepayments such as the cancellation or termination of a construction contract or a ground lease or a material violation of environmental law. The Credit Agreement also has customary and other mandatory prepayment events including the obligation to prepay amounts to bring Company back into compliance with the Leverage Ratio (as defined below).

Loans under the Credit Agreement will bear interest at a rate of 80% of the sum of SOFR and 0.10%, plus 200 basis points. Interest payments may be capitalized, at the option of the Borrowers, during the first three years of the Term Loan Facility. The entire principal amount of the Loans is due on September 4, 2030, unless extended in accordance with the Credit Agreement. Once the outstanding aggregate principal balance of the Loans reaches $25 million, Borrowers are obligated, to have hedges on the Borrowers’ interest rate risk on 50%.

In accordance with the Credit Agreement, the Borrowers have paid an upfront fee equal to 1.50% of the $200 million in Loans commitments. The Credit Agreement also requires the Borrowers to pay quarterly commitment fees to the Administrative Agent for the benefit of the secured lenders at the applicable rate per annum set forth below under the caption “Commitment Fee Rate,” based upon the Borrowers’ total commitment utilization in effect for each such day during each quarter:

Category	Total Commitment Utilization	Commitment Fee Rate
1	≥ 75%	0.35%
2	<75% but ≥ 50%	0.45%
3	<50%	0.55%

The Credit Agreement contains customary affirmative and negative covenants for transactions of this type, including, maintenance of financial ratios, debt service reserve requirements, restricted payments test and limitations on the sale, lease, or distribution of assets. The Borrowers agreed to comply with historical and projected debt service coverage ratios. The Projected Debt Service Coverage Ratio (the “Projected DSCR”) is based principally on projected EBITDA of Hangar Projects that have reached substantial completion (“Hangar Project EBITDA”) minus certain capital expenditure and taxes divided by the debt service for the next four quarters. The Historical Debt Service Coverage Ratio (the “Historical DSCR”) is based on the Hangar Project EBITDA for the previous four quarters minus the sum of certain capital expenditures plus taxes divided by the interest of debt service for the previous four quarters. For this purpose, “EBITDA” is defined to include amounts in the Facility Surplus Account. Additionally, the Borrowers agreed to a Leverage Ratio of 65% (the “Leverage Ratio”). The Leverage Ratio is calculated by dividing total indebtedness of the Borrowers by a borrowing base value. The borrowing base value is principally the sum of project costs for the Hangar Projects or, in the case that an existing Hangar Project is used as collateral, net purchase price plus certain reserves established pursuant to the Credit Agreement and financed transaction costs. Commencing three months after the earlier of September 4, 2028 or a trigger date based on substantial completion of certain Hangar Projects, the Borrowers are required to maintain (i) the Historical DSCR, or (ii) the Projected DSCR, in each case determined on the last day of each fiscal quarter of the Borrowers, at a ratio of less than 1.25 to 1.00.

Loan and Security Agreement

In connection with the Credit Agreement, SH Capital II entered into a Loan and Security Agreement (the “Loan and Security Agreement”), with Public Finance Authority, a joint powers commission created under Section 66.0304 of the Wisconsin Statutes, a unit of government and a body corporate and politic organized and existing under the laws of the State of Wisconsin (the “Issuer”), SH Capital II , the other borrowers party thereto, and the Administrative Agent. The Loan and Security Agreement provides for, among other things the issuance of up to $200 million of Sky Harbour Obligated Group II Issue, Series 2025 Notes (the “Series 2025 Notes”). If the Lenders under the Credit Agreement approve an increase in the Term Loan Facility, additional Series 2025 Notes will be issued. The Loan and Security Agreement and the Series 2025 Notes further provide for the Issuer to assign all revenues on the Notes to Administrative Agent for the benefit of the secured lenders and provide for the incorporation of certain covenants from the Credit Agreement and customary terms and conditions for financings of this type.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2025

SKY HARBOUR GROUP CORPORATION

By:	/s/ Tal Keinan
Name:	Tal Keinan
Title:	Chief Executive Officer